Registration No. 333-195188
As filed with the Securities and Exchange Commission on April 27, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sugar Creek Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	38-3920636
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

28 West Broadway
Trenton, Illinois 62293
(Address of Principal Executive Offices)

Sugar Creek Financial Corp. 2007 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Robert J. Stroh, Jr.	Victor L. Cangelosi, Esquire
Chairman, President and	Thomas P. Hutton, Esquire
Chief Executive Officer	Luse Gorman, PC
Sugar Creek Financial Corp.	5335 Wisconsin Ave., N.W., Suite 780
28 West Broadway	Washington, DC 20015-2035
Trenton, IL 62293	(202) 274-2000
(618) 224-9228
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

Sugar Creek Financial Corp. is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Sugar Creek Financial Corp. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value (and related stock options therefor), registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, in the State of Illinois, on this 17th day of April, 2017.

SUGAR CREEK FINANCIAL CORP.
By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, President, Chief Executive Officer and Chief Financial Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Robert J. Stroh, Jr.	Chairman, President, Chief Executive Officer and Chief Financial Officer	April 17, 2017
Robert J. Stroh, Jr.	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	President, Chief Operating Officer and a Director	April 17, 2017
Francis J. Eversman

*	Director	April 17, 2017
Timothy W. Deien

/s/ Timothy P. Fleming	Director	April 17, 2017
Timothy P. Fleming

/s/ Henry C. Siekmann	Director	April 17, 2017
Henry C. Siekmann

*	Director	April 17, 2017
Gary R. Schwend

*	Pursuant to a Power of Attorney dated April 10, 2014, contained on the signature page of the Form S-8 Registration Statement filed on April 10, 2014.